Exhibit 10.48

NINTH AMENDMENT TO THE
RECEIVABLES PURCHASE AGREEMENT
This NINTH AMENDMENT TO THE RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of August 1, 2017, is entered into by and among the following parties:

(i)	TRANSDIGM RECEIVABLES LLC, a Delaware limited liability company, as Seller;

(ii)	TRANSDIGM, INC., a Delaware corporation, as Servicer;

(iii)	PNC BANK, NATIONAL ASSOCIATION, as a Committed Purchaser, as Purchaser Agent for its Purchaser Group and as Administrator (“PNC”);

(iv)	ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser;

(v)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK (“CACIB”), as a Committed Purchaser and as Purchaser Agent for its and Atlantic’s Purchaser Group; and

(vi)	FIFTH THIRD BANK (“Fifth Third”), as a Committed Purchaser and as Purchaser Agent for its Purchaser Group.
Capitalized terms used but not otherwise defined herein (including such terms used above) have the respective meanings assigned thereto in the Receivables Purchase Agreement described below.
BACKGROUND
A.    The parties hereto (with the exception of Fifth Third) and PNC Capital Markets LLC, as structuring agent, have entered into a Receivables Purchase Agreement, dated as of October 21, 2013 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”).
B.    Concurrently herewith, the parties hereto are entering into that certain Amended and Restated Fee Letter in connection herewith (the “Amended Fee Letter”).
C.     The parties hereto desire to amend the Receivables Purchase Agreement as set forth herein.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
SECTION 1.    Joinder of Purchasers; Rebalancing.
(a)    Joinder. Effective as of the date hereof, (i) Fifth Third hereby becomes a party to the Receivables Purchase Agreement as a Committed Purchaser thereunder with all the rights,

interests, duties and obligations of a Committed Purchaser set forth therein, (ii) Fifth Third shall constitute the sole member of a single new Purchaser Group, and (iii) Fifth Third hereby becomes a party to the Receivables Purchase Agreement as a Purchaser Agent thereunder with all the rights, interests, duties and obligations of a Purchaser Agent set forth therein. In its capacity as a Committed Purchaser, Fifth Third’s Commitment shall be the amount set forth on Schedule I to Exhibit A hereto.
(b)    Rebalancing of Capital. On the date hereof, the Seller will repay a portion of the outstanding Capital in the amounts for each Purchaser specified in the flow of funds memorandum attached hereto as Exhibit B; provided that all accrued and unpaid Discount with respect to such Capital so repaid shall be payable by the Seller to PNC, Atlantic and CACIB, as applicable, on the next occurring Settlement Date. The Seller hereby requests that Fifth Third fund an initial Purchase on the date hereof in an amount set forth in Exhibit B hereto. Such Purchase shall be funded by Fifth Third on the date hereof in accordance with the terms of the Receivables Purchase Agreement and upon satisfaction of all conditions precedent thereto specified in the Receivables Purchase Agreement; provided, however, that no Purchase Notice shall be required therefor. For administrative convenience, the Seller hereby instructs Fifth Third to fund the foregoing Purchase by paying the proceeds thereof directly to PNC, Atlantic and CACIB to the accounts and in the amounts specified in Exhibit B hereto to be applied as the foregoing repayment of PNC’s, Atlantic’s and CACIB’s Capital (as applicable) on the Seller’s behalf. The Seller shall be deemed to have received the proceeds of such Purchase from Fifth Third for all purposes immediately upon receipt thereof by PNC, Atlantic and CACIB, respectively. PNC shall notify Seller upon receipt of such proceeds from Fifth Third.
(c)    Consents. The parties hereto hereby consent to the joinder of Fifth Third as a party to the Receivables Purchase Agreement on the terms set forth in clause (a) above, to the non-ratable repayment of PNC’s, Atlantic’s and CACIB’s Capital on the terms set forth in clause (b) above and the foregoing non-ratable Purchase to be funded by Fifth Third on the terms set forth in clause (b) above, in each case, as set forth above on a one-time basis.
(d)    Credit Decision. Fifth Third (i) confirms to PNC that it has received a copy of the Receivables Purchase Agreement, the other Transaction Documents, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and (ii) agrees that it will, independently and without reliance upon PNC (in any capacity) or any of its Affiliates, based on such documents and information as Fifth Third shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Receivables Purchase Agreement and any other Transaction Document. PNC makes no representation or warranty and assumes no responsibility with respect to (x) any statements, warranties or representations made in or in connection with the Receivables Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Receivables Purchase Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto or (y) the financial condition of any of the Seller, the Servicer, the Performance Guarantor or the Originators or the performance or observance by any of the Seller, the Servicer, the Performance Guarantor or the Originators of any of their respective obligations under the Receivables Purchase Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.
(e)    Notice Addresses. Notices to Fifth Third under the Transaction Documents should be sent to the address set forth below, or such other address designated by Fifth Third from time to time in accordance with the Receivables Purchase Agreement:
If to Fifth Third:
Address:    Fifth Third Bank
Asset Securitization Group
38 Fountain Square Plaza, MD 109046
Cincinnati, OH 45263
Attention:    Andrew Jones/Patrick Berning
        Telephone:    (513) 534-0836 / (513) 534-4661
Facsimile:    (513) 534-0319
Email:    Andrew.Jones@53.com/ Patrick.Berning@53.com/             53.Securitization.Bancorp@53.com

SECTION 2.    Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended to incorporate the changes shown on the marked pages of the Receivables Purchase Agreement attached hereto as Exhibit A.
SECTION 3.    Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to the Administrator, each Purchaser and each Purchaser Agent, as follows:
(a)    Representations and Warranties. Immediately after giving effect to this Amendment, the representations and warranties made by such Person in the Transaction Documents to which it is a party are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date).
(b)    Enforceability. This Amendment and each other Transaction Document to which it is a party, as amended hereby, constitute the legal, valid and binding obligation of such Person enforceable against such Person in accordance with its respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.
(c)    No Termination Event. No event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Purchase and Sale Termination Event, an Unmatured Purchase and Sale Termination Event, a Termination Event or an Unmatured Termination Event.
SECTION 4.    Effect of Amendment. All provisions of the Receivables Purchase Agreement and the other Transaction Documents, as expressly amended and modified by this

Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.
SECTION 5.    Effectiveness. This Amendment shall become effective as of the date hereof upon the satisfaction of the following conditions precedent:
(a)    The Administrator shall have received counterparts of this Amendment, duly executed by each of the parties hereto.
(b)    The Administrator shall have received counterparts of the Amended Fee Letter duly executed by each of the parties thereto.
(c)    The Administrator shall have received confirmation that the “Amendment Fees” set forth in the Amended Fee Letter have been paid in accordance with the terms thereof.
(d)    The Administrator shall have received a favorable opinion, addressed to the Administrator, each Purchaser and each Purchaser Agent, in form and substance satisfactory to the Administrator and each Purchaser Agent, covering such matters as the Administrator or any Purchaser Agent may reasonably request, including, without limitation, enforceability and “no conflicts” matters.
(e)    The Administrator shall have received such other agreements, documents, certificates, instruments and opinions as the Administrative Agent may reasonably request prior to the date hereof.
SECTION 6.    Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or e-mail transmission shall be effective as delivery of a manually executed counterpart hereof.
SECTION 7.    GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
SECTION 8.    Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.
TRANSDIGM RECEIVABLES LLC,
as Seller

By:
Name:
Title:

TRANSDIGM, INC.,
as Initial Servicer

By:
Name:
Title:

PNC BANK, NATIONAL ASSOCIATION,
as a Committed Purchaser, as a Purchaser Agent and as Administrator

By:______________________________________
Name:
Title:

ATLANTIC ASSET SECURITIZATION LLC,
as a Conduit Purchaser

By:___________________________________
Name:
Title:
By:___________________________________
Name:
Title:

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as a Committed Purchaser and as Purchaser Agent for its and Atlantic Asset Securitization LLC’s Purchaser Group

By:___________________________________
Name:
Title:
By:___________________________________
Name:
Title:

FIFTH THIRD BANK,
as a Committed Purchaser and as Purchaser Agent for its Purchaser Group

By:___________________________________
Name:
Title:

Exhibit A
[See Attached]

Exhibit B
Funds Flow Memorandum